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                           AMENDED AND RESTATED BYLAWS
                                       OF
                                AMERIANA BANCORP

                             ARTICLE I - HOME OFFICE

      The home office of Ameriana Bancorp (the "Corporation") shall be located at 2118 Bundy Avenue, in the City of New Castle, in the County of Henry, in the State of Indiana. The Corporation may also have offices at such other places within or without the State of Indiana as the board of directors may from time to time determine.

                            ARTICLE II - STOCKHOLDERS

      SECTION 1. PLACE OF MEETINGS. All annual and special meetings of stockholders shall be held at the home office of the Corporation or at such other place within or without the State of Indiana as the board of directors may determine.

      SECTION 2. ANNUAL MEETING. A meeting of the stockholders of the Corporation for the election of directors and for the transaction of any other business of the Corporation shall be held annually after each fiscal year at such date and time as the board of directors may determine.

      SECTION 3. SPECIAL MEETINGS. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the board of directors of the Corporation, by a committee of the board of directors which has been duly designated by the board of directors and whose powers and authorities, as provided in a resolution of the board of directors, include the power and authority to call such meeting, by the chairman of the board of directors or by the president of the Corporation, but such special meetings shall not be called by any other person or persons, except as otherwise required by law.

      SECTION 4. CONDUCT OF MEETINGS. Annual and special meetings shall be conducted in accordance with rules and procedures adopted by the board of directors. The board of directors shall designate, when present, either the chairman of the board or the president to preside at such meetings.

      SECTION 5. NOTICE OF MEETINGS. Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered neither fewer than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, the secretary or the directors calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the stockholder at the address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 6 of this Article II, with postage prepaid. If a stockholder attends a meeting without objecting either at the beginning of the meeting to holding the meeting or transacting business at the meeting or upon presentation of a particular matter for consideration at the meeting, or if a stockholder in writing waives notice of the meeting or of a particular matter either before or after the meeting, then notice of the meeting or the matter to the stockholder shall be unnecessary. When any meeting of stockholders, either annual or special, is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty days or of the business to be transacted at that meeting, other than an announcement at the meeting at which such adjournment is taken.

      SECTION 6. FIXING OF RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of stockholders. Such date in any case shall be not more than seventy days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment not more than one hundred twenty days after the date fixed for the original meeting. The board of directors shall fix a new record date for any adjournment more than one hundred twenty days after the date fixed for the original meeting.

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      SECTION 7. VOTING LISTS. At least five days before each meeting of the stockholders, the officer or agent having charge of the stock transfer books for the Corporation shall make a complete list of the stockholders entitled to vote at such meeting or any adjournment, arranged in alphabetical order, with the address and the number of shares of stock held by each. The list of stockholders shall be kept on file at the home office of the Corporation and shall be subject to inspection by any stockholder at any time during usual business hours for a period of at least five days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any stockholder for any proper purpose during the entire time of the meeting. The original stock transfer books shall constitute prima facie evidence of the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.

      SECTION 8. QUORUM. A majority of the outstanding stock of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding stock is represented at a meeting, a majority of the stock so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to constitute less than a quorum.

      SECTION 9. PROXIES. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by its duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by the stockholders or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid more than eleven months from the date of its execution, unless otherwise provided in the proxy.

      SECTION 10. VOTING. At each election for directors, every stockholder entitled to vote at such election shall be entitled to one vote for each share of common stock held by it. Unless otherwise provided in the Corporation's Articles of Incorporation (as amended, the "Articles of Incorportion"), by these Bylaws or by applicable law, a majority of those votes cast by stockholders at a lawful meeting shall be sufficient to pass on a transaction or matter, except that directors shall be elected by a plurality of the votes cast by stockholders entitled to vote.

      SECTION 11. VOTING OF SHARES IN THE NAME OF TWO OR MORE PERSONS. When ownership of stock is recorded in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the stockholders of the Corporation, any one or more of such holders of record may cast, in person or by proxy, all votes to which such stock is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names ownership of stock is recorded, the vote or votes to which those holders of record are entitled shall be cast as directed by a majority of those holders present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

      SECTION 12. VOTING OF STOCK OF CERTAIN HOLDERS. Stock held in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Stock held by an administrator, executor, guardian or conservator may be voted by it, either in person or by proxy, without a transfer of such stock into its name. Stock held in the name of a trustee may be voted by it, either in person or by proxy, but no trustee shall be entitled to vote stock held by it without a transfer of such stock into its name. Stock held in the name of a receiver may be voted by such receiver, and stock held by or under the control of a receiver may be voted by such receiver without the transfer into its name, if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

      A stockholder whose stock is pledged shall be entitled to vote such stock until the stock has been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the stock so transferred.

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      Neither treasury shares of its own stock held by the Corporation nor stock held by another corporation, if a majority of the shares of stock entitled to vote for the election of directors of such other corporation is held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares of stock at any given time for purposes of any meeting.

      SECTION 13. INSPECTORS OF ELECTION. In advance of any meeting of stockholders, the board of directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may make such appointment at the meeting. In case any person appointed as an inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the chairman of the board or the president.

      Unless otherwise prescribed by applicable law, the duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share of stock, the stock represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such other acts as may be proper to conduct the election or the vote with fairness to all stockholders.

      SECTION 14. NOMINATING COMMITTEE. Either a majority of the independent directors of the Corporation or a nominating committee composed of a minimum of three directors each of whom are independent, shall select the management nominees for election as directors, and for purposes of this sentence "independent" shall be as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' Manual. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary of the Corporation at least twenty days prior to the date of the annual meeting. No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting, unless other nominations by stockholders are made in writing and delivered to the secretary of the Corporation in accordance with the provisions of the Corporation's Articles of Incorporation.

      SECTION 15. NEW BUSINESS. Any new business to be taken up at the annual meeting shall be stated in writing and filed with the secretary of the Corporation in accordance with the provisions of the Articles of Incorporation. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as provided in the Articles of Incorporation.

                        ARTICLE III - BOARD OF DIRECTORS

      SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be under the direction of its board of directors. The board of directors shall annually elect a chairman of the board and a president from among its members and shall designate, when present, either the chairman of the board or the president to preside at its meetings.

      SECTION 2. NUMBER, TERM AND ELECTION. The board of directors shall initially consist of seven members, and shall, after the first meeting of the stockholders at which directors are elected, be divided into three groups as nearly equal in number as possible. The members of each group shall be elected for staggered terms of three years (and until their successors are elected or qualified) in accordance with the provisions of the Articles of Incorporation. The board of directors may increase or decrease the number of members of the board of directors consistent with the Articles of Incorporation.

      SECTION 3. REGULAR MEETINGS. A regular meeting of the board of directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of stockholders. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

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      SECTION  4. QUALIFICATION. Directors need not own stock of the
Corporation.

      SECTION 5. SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president or one-third of the directors. The persons authorized to call special meetings of the board of directors may fix any place within the State of Indiana as the place for holding any special meeting of the board of directors called by such persons. Members of the board of directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person.

      SECTION 6. NOTICE OF SPECIAL MEETING. Written notice of any special meeting shall be given to each director at least two days prior thereto if delivered personally or by telegram, or at least five days prior thereto if delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid, if mailed, or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a signed writing filed with the secretary. The attendance of a director at a meeting shall constitute waiver of notice of such meeting, except where a director both attends a meeting for the express purpose of objecting to holding the meeting or transacting any business and does not thereafter vote for or assent to any action taken at the meeting because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

      SECTION 7. QUORUM. A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors; but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of this Article III.

      SECTION 8. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by these Bylaws, the Articles of Incorporation or applicable law.

      SECTION 9. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

      SECTION 10. RESIGNATION. Any director may resign at any time by sending a written notice of such resignation to the home office of the Corporation addressed to the chairman of the board or the president. Unless otherwise specified, such resignation shall take effect upon receipt by the chairman of the board or the president. More than three consecutive absences from regular meetings of the board of directors, unless excused by resolution of the board of directors, shall automatically constitute a resignation, effective when such resignation is accepted by the board of directors.

      SECTION 11. VACANCIES. Any vacancy occurring in the board of directors shall be filled in accordance with the provisions of the Articles of Incorporation. Any directorship to be filled by reason of an increase in the number of directors may be filled by the affirmative vote of two-thirds of the directors then in office. The term of such director shall be in accordance with the provisions of the Articles of Incorporation.

      SECTION 12. COMPENSATION. Directors, as such, may recieve a stated fee for their services. By resolution of the board of directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the board of directors. Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the board of directors may determine. Nothing herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

      SECTION 13. PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

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      SECTION 14. REMOVAL OF DIRECTORS. Any director or the entire board of directors may be removed only in accordance with the provisions of the Articles of Incorporation.

      SECTION 15. ADVISORY DIRECTORS. The board of directors may by resolution appoint advisory directors to the board, who shall have such authority and receive such compensation and reimbursement as the board of directors shall provide. Advisory directors or directors emeriti shall not have the authority to participate by vote in the transaction of business.

               ARTICLE IV -- COMMITTEES OF THE BOARD OF DIRECTORS

      The board of directors, by resolution passed by a majority of the whole board, may designate one or more committees as it may determine to be necessary or appropriate for the conduct of the business of the Corporation and may prescribe the duties, constitution and procedures thereof. Each committee shall consist of one or more directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

      Sections 5 through 9 of Article III, which govern meetings, action without meetings, notice, waiver of notice, quorum and voting requirements of the board of directors, apply to committees and their members. The act of a the majority of the members present at a meeting at which a quorum is present shall be the act of the committee. The act of the committee, within the authority delegated to it by the board of directors, shall be the act of the board of directors.

      The board of directors shall have power, by the affirmative vote of a majority of the authorized number of directors, at any time to change the members of, to fill vacancies in and to discharge any committee of the board. Any member of any such committee may resign at any time by giving notice to the Corporation; provided, however, that only notice to the board, the chairman of the board, the chief executive officer, the chairman of such committee or the secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any member of any such committee may be removed at any time, either with or without cause, by the affirmative vote of a majority of the authorized number of directors at any meeting of the board called for that purpose.

                              ARTICLE V -- OFFICERS

      SECTION 1. POSITIONS. The officers of the Corporation shall be a president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the board of directors. The board of directors may also designate the chairman of the board as an officer. The president shall be the chief executive officer unless the board of directors designates the chairman of the board as chief executive officer. The president shall be a director of the Corporation. The offices of the secretary and treasurer may be held by the same person, and a vice president may also be either the secretary or the treasurer. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

      SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually at the first meeting of the board of directors held after each annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer's death, resignation or removal in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contractual rights. The board of directors may authorize the Corporation to enter into an employment contract with any officer, but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

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      SECTION 3. REMOVAL. Any officer may be removed by vote of two-thirds of the board of directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to any contractual rights of the person so removed.

      SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the board of directors for the unexpired portion of the term thereof.

      SECTION 5. REMUNERATION. The remuneration of the officers shall be fixed from time to time by the board of directors by employment contracts or otherwise, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

              ARTICLE VI -- CONTRACTS, LOANS, CHECKS, AND DEPOSITS

      SECTION 1. CONTRACTS. To the extent permitted by applicable law, and except as otherwise proscribed by the Articles of Incorporation or these Bylaws with respect to certificates for shares of stock, the board of directors may authorize any officer, employee or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

      SECTION 2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

      SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees or agents of the Corporation in such manner as shall from time to time be determined by the board of directors.

      SECTION 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such duly authorized depositories as the board of directors may select.

        ARTICLE VII - CERTIFICATES FOR SHARES OF STOCK AND THEIR TRANSFER

      SECTION 1. CERTIFICATES FOR SHARES OF STOCK. The stock of the Corporation shall be represented by certificates for shares signed by the chairman of the board of directors, the president or by any other officer of the Corporation authorized by the board of directors, and by the secretary or an assistant secretary, and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all of the signatures upon a certificate may be facsimilies if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before the certificate is issued, the certificate may be issued by the Corporation with the same effect as if the person were the officer at the date of the certificate's issue.

      SECTION 2. ISSUE OF SHARES WITHOUT A CERTIFICATE. Notwithstanding anything to the contrary herein, the Board of Directors may provide by resolution that some or all of any or all classes or series of the Corporation's capital stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.

      In the event that any shares of the Corporation's capital stock are issued without a certificate, within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder a written statement that includes the following:

      (a) the name of the issuing corporation and that it is organized under the laws of Indiana;
      (b)   the name of the person to whom the shares were issued;
      (c) the number and class of shares and the designation of the series, if any, the shares represents; and

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      (d)   if the issuing corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series (and the authority of the board of directors to determine variations for future series).

      SECTION 3. FORM OF STOCK CERTIFICATES. All certificates representing stock issued by the Corporation shall set forth upon the face or back that the Corporation will furnish to any stockholder upon request and without charge a full statement of the designations, preferences, limitations and relative rights of each class of stock authorized to be issued, the variations in the relative rights and preferences between each such series so far as the same have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

      Each certificate representing stock shall state upon the face thereof: that the corporation is organized under the laws of the State of Indiana; the name of the person to whom issued; the number and class of the shares of stock; the date of issue; the designation of the series, if any, which such certificate represents; the par value of each share of stock represented by such certificate or a statement that the stock is without par value. Other matters in regard to the form of the certificates shall be determined by the board of directors.

      SECTION 4. PAYMENT FOR STOCK. No shares, whether in certificated or uncertificated form, shall be issued until such shares are fully paid.

      SECTION 5. FORM OF PAYMENT FOR STOCK. The consideration for the issuance of stock shall be paid in accordance with the provisions of the Articles of Incorporation.

      SECTION 6. TRANSFER OF STOCK. Transfer of shares of capital stock of the Corporation shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record thereof, by its legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Corporation. Such transfer shall be made only, in the case of certificated shares, on surrender for cancellation of the certificate of such shares or, in the case of uncertificated shares, on delivery of proper transfer instructions for the number of shares involved. The person in whose name shares of capital stock are recorded on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

      SECTION 7. STOCK LEDGER. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 7 of Article II or the books of the Corporation or to vote in person or by proxy at any meeting of stockholders.

      SECTION 8. LOST CERTIFICATES. The board of directors may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or uncertificated shares, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

      SECTION 9. BENEFICIAL OWNERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of stock to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such stock on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by applicable law.

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                    ARTICLE VIII - FISCAL YEAR; ANNUAL AUDIT

      The fiscal year of the Corporation shall end on the thirty-first day of December at the end of each calendar year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by a registered public accounting firm appointed by and responsible to the audit committee of the board of directors, which shall be composed of directors who each meet the definition of independence set forth in applicable laws and regulations of the Securities and Exchange Act of 1934, as amended, and the definition of independence set forth in Rule 4200(a)(15) of the National Association of Securities Dealers' Manual.

                             ARTICLE IX - DIVIDENDS

      Subject to the provisions of the Articles of Incorporation and applicable law, the board of directors may, at any regular or special meeting, declare dividends on the Corporation's outstanding capital stock. Dividends may be paid in cash, in property or in the Corporation's own stock.

                           ARTICLE X - CORPORATE SEAL

      The corporate seal of the Corporation shall be in such form as the board of directors may prescribe.

                             ARTICLE XI - AMENDMENTS

      In accordance with the Articles of Incorporation, the board of directors may repeal, alter, amend or rescind these Bylaws by vote of two-thirds of the board of directors at a legal meeting held in accordance with the provisions of these Bylaws. These Bylaws may not be repealed, altered, amended or rescinded by the stockholders of the corporation.
















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